UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On October 20, 2026, Supernus Pharmaceuticals, Inc. (the “Company”) terminated the UBS Credit Line Agreement, dated as of February 8, 2023 (the “UBS Credit Line”), between the Company and UBS Bank USA (the “Bank”), which established an uncommitted, demand revolving line of credit. The Company terminated the UBS Credit Line in anticipation of, and in connection with, the completion of the Company’s previously announced business combination with Indivior Pharmaceuticals, Inc. pursuant to the Agreement and Plan of Merger, dated as of August 1, 2026, and in contemplation of the new senior secured credit facility to be entered into by the combined company at the closing of that transaction.

The UBS Credit Line provided the Company with an uncommitted, demand revolving line of credit that was secured by a pledge of a securities collateral account maintained with the Bank and related assets. As of the date of termination, there were no advances, letters of credit, or other borrowings or obligations outstanding under the UBS Credit Line, and the Company did not incur any early termination penalties in connection with the termination. In connection with the termination, the Bank’s security interests in the collateral securing the UBS Credit Line were released.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 26, 2026	By:	/s/ Timothy C. Dec
Timothy C. Dec Senior Vice President and Chief Financial Officer
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